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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 6, 1998 (except for the matter discussed in Note 17, as to which the date is February 17, 1998), included in this Form 10-K, into TeleTech Holdings, Inc.'s previously filed Registration Statement on Form S-8 (Registration No. 333-17569).



Denver, Colorado,
     March 27, 1998.